SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -----------------


                              Amendment No. 1 to
                                    Form 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 9, 1998



                          BIOSOURCE INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  000-21930              77-0340829
(State or Other Jurisdiction       (Commission           (IRS Employer
      of Incorporation)            File Number)        Identification No.)


                                 820 Flynn Road
                           Camarillo, California 93012
                    (Address of Principal Executive Offices)

                                 (805) 987-0086
                         (Registrant's Telephone Number)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.


On December 9, 1998, BioSource International, Inc. ("BioSource"), pursuant to a stock purchase agreement, acquired one-hundred percent (100%) of the outstanding capital stock of Quality Controlled Biochemicals, Inc. ("QCB"), a Massachusetts corporation. QCB is a manufacturer of phosphoptides, phosphorylation state-specific antibodies, custom peptides and antibodies for academic, biotechnology and pharmaceutical research. BioSource paid approximately $13.5 million in cash to the stockholders of QCB for all of the outstanding capital stock of QCB (the "QCB Stock"). BioSource financed the acquisition of the QCB Stock by borrowing $13.0 million pursuant to a newly established credit facility with Union Bank of California. The remaining $500,000 of the purchase price was paid with cash held by the Company.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



January 25, 1999                             BIOSOURCE INTERNATIONAL, INC.




                                             By: /S/ JAMES CHAMBERLAIN
                                                 -------------------------
                                                 James Chamberlain
                                                 Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBITS                                                           PAGE NUMBER

(a)   Financial Statements of QCB*

(b)   Pro Forma Financial Information*


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* To be filed no later than February 22, 1999